Exhibit 4.1

ESTATUTOS SOCIALES

DE

GRIFOLS, S.A.

TÍTULO  I

DENOMINACIÓN, OBJETO, DOMICILIO Y DURACIÓN

Artículo 1º.- Denominación social.-  La sociedad se denomina GRIFOLS, S.A. (la “Sociedad”), es de naturaleza mercantil, forma de anónima y nacionalidad española.

La Sociedad se regirá por su Sistema de Gobierno Corporativo y, en cuanto en él no estuviere dispuesto o sea de aplicación preceptiva, por las disposiciones legales relativas a las sociedades anónimas y demás normas que le sean de aplicación.

El Sistema de Gobierno Corporativo de la Sociedad estará formado por los Estatutos Sociales, el Reglamento de la Junta General de Accionistas, el Reglamento del Consejo de Administración y los restantes Informes, Reglamentos y Normas Internas de Gobierno Corporativo, aprobados por los órganos competentes de la Sociedad.

Artículo 2º.-  La Sociedad tiene por objeto la prestación de servicios de administración, gestión y control de empresas y negocios, así como la inversión en bienes muebles e inmuebles.

Artículo 3º.- Domicilio social.-  La Sociedad establece su domicilio en Barcelona (08022), calle Jesús y María, nº 6, pudiendo acordar su traslado dentro del mismo término municipal, establecer sucursales, oficinas o agencias en cualquier lugar de España o del extranjero, por acuerdo del Consejo de Administración.

Artículo 4º.-  La duración de la Sociedad será por tiempo indefinido iniciando sus operaciones el mismo día del otorgamiento de su escritura fundacional.

Artículo 5º.-  El ejercicio social empezará el día primero de enero y terminará el día 31 de diciembre de cada año; por excepción el ejercicio que terminará el 31 de diciembre de 1997, se ha iniciado el día 1 de agosto de 1997.

TÍTULO  II

CAPITAL SOCIAL Y ACCIONES

Artículo 6.- Capital social

1.                                     Acciones. El capital de la Sociedad es de 119.603.705 euros, representado por 343.777.454 acciones, íntegramente suscritas y desembolsadas, pertenecientes a dos clases distintas:

1.1.                           213.064.899 acciones pertenecientes a la Clase “A”, de 0,50 euros de valor nominal cada una, pertenecientes a la misma clase y serie, y que son las acciones ordinarias de la Sociedad (las “Acciones Clase A”); y

1.2.                           130.712.555 acciones pertenecientes a la Clase “B”, de 0,10 euros de valor nominal cada una, pertenecientes a la misma clase y serie, y que son acciones sin voto de la Sociedad con los derechos preferentes establecidos en el Artículo 6º Bis de estos estatutos (las “Acciones Clase B” y, conjuntamente con las Acciones Clase A, las “acciones”).

2.                                     Representación. Las acciones están representadas por medio de anotaciones en cuenta y se rigen por la Ley del Mercado de Valores y demás disposiciones que les sean aplicables. La llevanza del registro contable de anotaciones en cuenta corresponderá a la Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear) y a sus entidades participantes.

Artículo 6ºBis.- Términos y condiciones de las Acciones Clase B

1.                                     General

Cada Acción Clase B deberá ser tratada en todos los aspectos, pese a tener un valor nominal inferior, como idéntica a una Acción Clase A, y las Acciones Clase B no serán sometidas a un trato discriminatorio respecto de las Acciones Clase A, si bien, como excepción a lo anterior, las Acciones Clase B (i) no tienen derecho de voto; y (ii) tienen el derecho al dividendo preferente, el derecho a la cuota de liquidación preferente y los otros derechos establecidos en este Artículo 6 Bis.

El derecho de cada Acción Clase B a los dividendos y otros repartos y distribuciones distintos del Dividendo Preferente y el derecho de suscripción preferente y de asignación gratuita de acciones de cada Acción Clase B son los previstos en los apartados 3.1 y 6.1 de este Artículo 6 Bis y son iguales a los de una Acción Clase A, a pesar de que el valor nominal de una Acción Clase B es inferior al de una Acción Clase A, al amparo de los Artículos 98 a 103 y 498 a 499 de la Ley de Sociedades de Capital.

2.                                     Dividendo preferente

2.1.                           Cálculo. Cada Acción Clase B da derecho a su titular a recibir un dividendo preferente mínimo anual con cargo a los beneficios distribuibles de cada ejercicio a cuya finalización la Acción Clase B permanezca emitida (el “Dividendo Preferente” y cada ejercicio respecto del que el Dividendo Preferente se calcula, un “Periodo de Cálculo”) igual a 0,01 euros por Acción Clase B.

2.2.                           Preferencia. La Sociedad está obligada a acordar el reparto del Dividendo Preferente correspondiente a un Periodo de Cálculo y a pagarlo a los titulares de las Acciones Clase B antes de pagar dividendo alguno a los titulares de las Acciones Clase A con cargo a los beneficios distribuibles obtenidos por la Sociedad en dicho Periodo de Cálculo.

2.3.                           Devengo. Pago. Carácter no acumulativo.

(A)                     El Dividendo Preferente correspondiente a todas las Acciones Clase B que estuviesen emitidas a la finalización de un Periodo de Cálculo deberá pagarse por la Sociedad a los titulares de las Acciones Clase B dentro de los nueve meses siguientes a la finalización de dicho Periodo de Cálculo, en la cuantía en que el importe agregado de dicho Dividendo Preferente para las Acciones Clase B no exceda del importe de los beneficios distribuibles obtenidos por la Sociedad en dicho Periodo de Cálculo.

(B)                     Si en un Periodo de Cálculo la Sociedad no hubiese obtenido beneficios distribuibles suficientes para el completo pago, con cargo a los beneficios distribuibles obtenidos por la Sociedad en ese Periodo de Cálculo, del Dividendo Preferente de todas las Acciones Clase B que estuviesen emitidas a la finalización de ese Periodo de Cálculo, la parte del importe agregado de dicho Dividendo Preferente para las Acciones Clase B que exceda de los beneficios distribuibles obtenidos por la Sociedad durante ese Periodo de Cálculo no se pagará ni se acumulará como dividendo pagadero en el futuro.

2.4.                           Derechos de voto en caso de falta de pago del Dividendo Preferente. La falta de pago, total o parcial, del Dividendo Preferente en un Periodo de Cálculo debido a la no obtención por la Sociedad de beneficios distribuibles suficientes para el completo pago del Dividendo Preferente de ese Periodo de Cálculo, no supondrá la recuperación del derecho de voto para las Acciones Clase B.

3.                                     Otros dividendos y repartos

3.1.                           Cada Acción Clase B da derecho a su titular a recibir, además del Dividendo Preferente, los mismos dividendos y otros repartos o distribuciones (con independencia de si esos dividendos, repartos o distribuciones se satisfacen en dinero, valores de la Sociedad o de cualquiera de sus filiales, o cualesquiera otros valores, bienes o derechos) que una Acción Clase A y, en consecuencia, cada Acción Clase B deberá ser tratada como una Acción Clase A en relación con cualesquiera dividendos y otras repartos o distribuciones satisfechas a titulares de Acciones Clase A, incluyendo en lo relativo a la fecha de declaración y pago de tales dividendos, repartos o distribuciones.

4.                                     Derecho de rescate

4.1                              Supuesto de rescate. Cada Acción Clase B da derecho a su titular a obtener su rescate conforme a lo establecido en este apartado 4 en caso de que (cada oferta que cumpla lo que sigue, un “Supuesto de Rescate”) se formulase y liquidase (en todo o en parte) una oferta pública de adquisición por la totalidad o parte de las acciones de la Sociedad excepto si los titulares de Acciones Clase B hubiesen tenido derecho a participar en esa oferta y a que sus acciones fuesen adquiridas en esa oferta de la misma forma y en los mismos términos que los titulares de Acciones Clase A (incluyendo, sin limitación, por la misma contraprestación).

4.2                              Máximo porcentaje de Acciones Clase B rescatadas ante un Supuesto de Rescate. No obstante lo anterior, las Acciones Clase B rescatadas como consecuencia de un determinado Supuesto de Rescate no podrán representar respecto del total de Acciones Clase B en circulación al tiempo de formularse la oferta pública de adquisición que dé lugar a ese Supuesto de Rescate de que se trate un porcentaje superior a ese que la suma de las Acciones Clase A (i) a que se dirija la oferta que dé lugar a ese Supuesto de Rescate, (ii) de que sean titulares los oferentes en esa oferta y (iii) de que sean titulares las personas que actúen en concierto con los oferentes o las personas que hayan alcanzado con los oferentes algún acuerdo relativo a la oferta represente respecto del total de Acciones Clase A en circulación al tiempo de formularse la oferta pública de adquisición que dé lugar a ese Supuesto de Rescate.

En caso de que por aplicación del límite antes referido no pueda atenderse el rescate de todas las Acciones Clase B respecto de las que en ese Supuesto de Rescate se haya ejercitado el derecho de rescate, se reducirán las Acciones Clase B a rescatar de cada titular de Acciones Clase B en proporción al número de Acciones Clase B respecto de las que haya ejercido el derecho de rescate de forma que no se exceda el referido límite.

4.3                              Proceso de rescate. En caso de que se produzca un Supuesto de Rescate,

(A)                     Anuncio: La Sociedad deberá, a efectos informativos y en el plazo de 10 días desde que tenga lugar un Supuesto de Rescate, publicar en el Boletín Oficial del Registro Mercantil, los Boletines de las Bolsas de Valores españolas y en al menos dos de los diarios de mayor circulación de Barcelona un anuncio informando a los titulares de las Acciones Clase B de la ocurrencia de un Supuesto de Rescate y del proceso para el ejercicio del derecho de rescate en relación con ese Supuesto de Rescate.

(B)                     Ejercicio por los titulares: Cada titular de Acciones Clase B podrá ejercitar su derecho de rescate durante dos meses desde la primera fecha de liquidación de la oferta que dé lugar al Supuesto de Rescate mediante comunicación a la Sociedad. La Sociedad deberá asegurarse que la comunicación de ejercicio del derecho de rescate pueda realizarse a través de los sistemas de la Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear).

(C)                     Precio: El precio de rescate que deberá ser pagado por la Sociedad por cada Acción Clase B respecto de la que se haya ejercido el derecho de rescate será igual a la suma de (i) un importe en euros igual a la contraprestación más alta pagada en la oferta que dé lugar al Supuesto de Rescate e (ii) intereses sobre el importe referido en (i) desde la primera fecha de liquidación de la oferta que dé lugar al Supuesto de Rescate hasta la fecha de completo pago del precio de rescate a un tipo igual a Euribor a un año más 300 puntos básicos.

A efectos del párrafo anterior, se considerará, como importe en euros respecto a cualquier contraprestación no dineraria satisfecha en la oferta que dé lugar al Supuesto de Rescate, su valor de mercado por referencia a la fecha de primera liquidación de la oferta que dé lugar al Supuesto de Rescate. El cálculo de ese valor de mercado deberá ser soportado por al menos dos expertos independientes designados por la Sociedad de entre firmas de auditoría de prestigio internacional.

(D)                     Formalización del Rescate. La Sociedad deberá, en el plazo de 40 días desde que finalice el período para la notificación del ejercicio del derecho de rescate tras un Supuesto de Rescate, llevar a cabo todas las acciones necesarias para (a) pagar el precio de rescate correspondiente a las Acciones Clase B respecto de las que se haya ejercido el derecho de rescate y para llevar a cabo la reducción de capital necesaria para el rescate; y (b) reflejar la modificación del Artículo 6 de estos estatutos derivada del rescate. En este sentido, los administradores de la Sociedad quedan autorizados y obligados a adoptar todas aquellas actuaciones, incluyendo (a) llevar a cabo y consumar la reducción de capital necesaria para el rescate; (b) el otorgamiento e inscripción en el Registro Mercantil de las escrituras públicas en que se reflejen las modificaciones del Artículo 6 de estos estatutos derivadas del rescate de las Acciones Clase B; (c) la formalización de la modificación de las anotaciones en cuenta ante las entidades encargadas del registro contable; (d) la realización de las pertinentes solicitudes e instancias ante cualesquiera otras personas, incluyendo la Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear), las Bolsas de Valores españolas y la Comisión Nacional del Mercado de Valores y el Registro Mercantil.

4.4                              Efecto en dividendos. Desde el acaecimiento de un Supuesto de Rescate hasta que el precio de rescate de las Acciones Clase B respecto de las que se haya ejercido el derecho de rescate quede íntegramente satisfecho, la Sociedad no podrá satisfacer dividendo, reparto o distribución alguna a sus accionistas (con independencia de si esos dividendos, repartos o distribuciones se satisfacen en dinero, valores de la Sociedad o de cualquiera de sus filiales, o cualesquiera otros valores, bienes o derechos).

5.                                     Derecho de liquidación preferente

5.1.                           Cada Acción Clase B da derecho a su titular a recibir, en caso de disolución y liquidación de la Sociedad, una cantidad (la “Cuota de Liquidación Preferente”) igual a la suma de (i) el valor nominal de la Acción Clase B, y (ii) la prima de emisión desembolsada para la emisión de esa Acción Clase B.

5.2.                           La Sociedad pagará la Cuota de Liquidación Preferente a las Acciones Clase B antes de pagar importe alguno a los titulares de las Acciones Clase A como cuota de liquidación.

5.3.                           Cada Acción Clase B da derecho a su titular a recibir, además de la Cuota de Liquidación Preferente, la misma cuota de liquidación que se satisfaga respecto de una Acción Clase A.

6.                                     Otros derechos

6.1.                           Derechos de suscripción.

Cada Acción Clase B atribuye a su titular los mismos derechos (incluyendo el derecho de suscripción preferente y el derecho de asignación gratuita) que una Acción Clase A en relación con cualquier emisión, otorgamiento o entrega de (i) cualesquiera acciones en la Sociedad, (ii) cualesquiera derechos u otros valores que den derecho a adquirir acciones de la Sociedad o que sean canjeables o convertibles en acciones en la Sociedad o (iii) cualesquiera opciones, warrants u otros instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir cualesquiera valores de la Sociedad.

Como excepción,

(A)                     el derecho de suscripción preferente y de asignación gratuita de las Acciones Clase B tendrá sólo por objeto Acciones Clase B, y el derecho de suscripción preferente y de asignación gratuita de las Acciones Clase A tendrá sólo por objeto Acciones Clase A en todo aumento que cumpla los siguientes tres requisitos (i) que suponga la emisión de Acciones Clase A y Acciones Clase B en la misma proporción que las Acciones Clase A y Acciones Clase B representen sobre el capital social de la Sociedad al tiempo de acordarse el aumento; (ii) que reconozca a las Acciones Clase B un derecho de suscripción preferente o de asignación gratuita, según corresponda, sobre las Acciones Clase B a emitir en ese aumento en términos iguales a aquellos en que se reconozca a las Acciones Clase A un derecho de suscripción preferente o de asignación gratuita, según corresponda, sobre las Acciones Clase A a emitir en ese aumento y (iii) en el que no se emitan otras acciones o valores; y

(B)                     del mismo modo, el derecho de suscripción preferente y de asignación gratuita de las Acciones Clase B tendrá sólo por objeto instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir Acciones Clase B, y el derecho de suscripción preferente y de asignación gratuita de las Acciones Clase A tendrá sólo por objeto instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir Acciones Clase A en toda emisión que cumpla los siguientes tres requisitos (i) que suponga la emisión de instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir Acciones Clase A e instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir Acciones Clase B en la misma proporción que las Acciones Clase A y Acciones Clase B representen sobre el capital social de la Sociedad al tiempo de acordarse el aumento; (ii) que reconozca a las Acciones Clase B un derecho de suscripción preferente o de asignación gratuita, según corresponda, sobre los instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir las Acciones Clase B a emitir en esa emisión en términos iguales a aquellos en que se reconozca a las Acciones Clase A un derecho de suscripción preferente o de asignación gratuita, según corresponda, sobre los instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir las Acciones Clase A a emitir en esa emisión; y (iii) en la que no se emitan otras acciones o valores.

6.2.                           Voto separado en la junta general de accionistas respecto de Materias Extraordinarias. Sin perjuicio de lo dispuesto en el artículo 103 de la Ley de Sociedades de Capital y de forma adicional, pero también para proteger los derechos de las Acciones Clase B, los acuerdos de la Sociedad sobre las siguientes materias (las “Materias Extraordinarias”) requerirán, además de su aprobación conforme a lo dispuesto en el artículo 17 de estos estatutos, la aprobación de la mayoría de las Acciones Clase B entonces en circulación:

(A)                     Cualquier acuerdo (i) que autorice a la Sociedad o a cualquiera de sus filiales a recomprar o adquirir cualesquiera Acciones Clase A de la Sociedad, excepto para recompras a pro rata que se ofrezcan a los titulares de las Acciones Clase B en los mismos términos y a un precio ofrecido igual que a los titulares de Acciones Clase A o (ii) que apruebe la amortización de acciones de la Sociedad y cualquier reducción de capital (a través de recompras, cancelación de acciones o de cualquier otra forma) distintas de (a) las amortizaciones obligatorias por ley y (b) las amortizaciones que afecten por igual a las Acciones Clase A y a las Acciones Clase B, y en las que se da a cada Acción Clase B el mismo trato y se le otorgan los mismos términos que a cada Acción Clase A;

(B)                     Cualquier acuerdo aprobando la emisión, otorgamiento o entrega (o autorizando al consejo de administración de la Sociedad para emitir, otorgar o entregar) (i) cualesquiera acciones en la Sociedad, (ii) cualesquiera derechos u otros valores que den derecho a adquirir acciones de la Sociedad o que sean canjeables o convertibles en acciones en la Sociedad o (iii) cualesquiera opciones, warrants u otros instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir cualesquiera valores de la Sociedad, excepto, en los casos (i), (ii) y (iii) anteriores, si (a) a cada Acción Clase B se le da el mismo trato en la correspondiente emisión, otorgamiento o entrega que a una Acción Clase A, y, por tanto, tiene, de haberlos, los mismos derechos de preferencia (de suscripción, de adjudicación preferente o de otro tipo) en la correspondiente emisión, otorgamiento o entrega que una Acción Clase A o (b) la emisión se hace conforme a lo establecido en el apartado 6.1 anterior;

(C)                     Cualquier acuerdo aprobando incondicionalmente o no (i) una operación sometida a la Ley 3/2009 (incluyendo, sin limitación, una fusión, escisión, cambio de domicilio al extranjero o cesión global de activo y pasivo), excepto si en dicha operación cada Acción Clase B es tratada de igual manera que una Acción Clase A en todos los aspectos; o (ii) la disolución o liquidación de la Sociedad, excepto cuando el acuerdo sea obligatorio por ley;

(D)                     Cualquier acuerdo aprobando la exclusión de cualesquiera acciones de la Sociedad de cotización o negociación en cualquier bolsa de valores o mercado secundario; y

(E)                      En general, cualquier acuerdo y cualquier modificación de los estatutos de la Sociedad que directa o indirectamente perjudique o afecte negativamente a los derechos, preferencias o privilegios de las Acciones Clase B (incluyendo cualquier acuerdo que perjudique o afecte negativamente a las Acciones Clase B en comparación con las Acciones Clase A o que beneficie o afecte positivamente a las Acciones Clase A en comparación con las Acciones Clase B, o que afecte a las disposiciones de estos estatutos relativas a las Acciones Clase B).

La junta general tiene competencia para decidir sobre todas las materias que le hayan sido atribuidas legal o estatutariamente y, en particular, a título enunciativo, será el único órgano social o cargo con competencia para decidir en las materias consideradas “Materias Extraordinarias” conforme a este artículo de estos estatutos.

6.3.                           Otros derechos. Las Acciones Clase B tienen los demás derechos reconocidos en los artículos 100, 102 y 103 de la Ley de Sociedades de Capital y, salvo lo dispuesto en este Artículo 6º Bis y en los artículos 100, 102 y 103 de la Ley de Sociedades de Capital, cada Acción Clase B atribuye a su titular los mismos derechos que una Acción Clase A (incluyendo los derechos de asistencia a las juntas generales de accionistas de la Sociedad, de información sobre la Sociedad y de impugnación de acuerdos sociales).

Artículo 7º.-  Las acciones son indivisibles con respecto a la Sociedad, de modo que ésta no reconocerá más que a un solo propietario por cada acción.  Los copropietarios de una acción deberán hacerse representar ante la Sociedad por una sola persona, sin perjuicio de responder todos solidariamente de cuantas obligaciones se deriven de la propiedad de la acción.

TÍTULO  III

DERECHOS Y OBLIGACIONES DE LOS SOCIOS

Artículo 8º.-  La adquisición de una o más acciones presupone la conformidad y aceptación de los presentes Estatutos, y el estado o condición de accionista implica, sin excepción, no solamente la aceptación de los presentes Estatutos sino la conformidad con los acuerdos de la Junta General de Accionistas, con las decisiones de los Órganos representativos de la Sociedad, el cumplimiento de todas las demás obligaciones resultantes de la escritura de constitución o la aplicación o interpretación de los presentes Estatutos, dejando a salvo, no obstante, los derechos y acciones que la Ley confiere a los accionistas.

Artículo 9º.-  Cada acción de la Sociedad confiere a su titular legítimo la condición de accionista y le atribuye los derechos y obligaciones establecidos en la Ley y en el Sistema de Gobierno Corporativo de la Sociedad, sean cuales fueren las distintas clases de acciones y las distintas series de acciones que puedan constituirse en cada una de las clases.

Artículo 9º Bis.- Página web corporativa.- La Sociedad mantendrá una página web corporativa para facilitar el ejercicio, por parte de los accionistas, de su derecho de información, y para difundir la información relevante exigida por la legislación sobre el mercado de valores, en la que se incluirán los documentos y la información previstos por la

Ley y el Sistema de Gobierno Corporativo de la Sociedad y la restante información que se considere oportuno poner a disposición de los accionistas e inversores a través de este medio.

Artículo 10º.- Transmisión de Acciones.-  Las acciones de la Sociedad serán libremente transmisibles por cualquiera de los medios admitidos en Derecho.

TÍTULO  IV

RÉGIMEN Y ADMINISTRACION DE LA SOCIEDAD

Artículo 11º.-  El régimen y administración de la Sociedad corresponderá a:

a)                 La Junta General de Accionistas.

b)                 El Consejo de Administración.

Ello sin perjuicio de los demás cargos que por disposición estatutaria o imperativos de la Ley puedan nombrarse.

CAPÍTULO PRIMERO: DE LA JUNTA GENERAL

Artículo 12º.-  La Junta General de Accionistas legalmente constituida representa a todos los accionistas y sus acuerdos, adoptados de conformidad con estos Estatutos, el Reglamento de la Junta General y las disposiciones legales vigentes, serán obligatorios para todos los accionistas, incluso los disidentes y los que no hayan participado en la votación, dejando a salvo, no obstante, los derechos que la Ley confiere a los accionistas.

Artículo 13º.-  Las Juntas Generales de Accionistas pueden ser Ordinarias o Extraordinarias.  La Junta General Ordinaria se celebrará dentro de los seis primeros meses de cada ejercicio para, en su caso, aprobar la gestión social, las cuentas anuales del ejercicio anterior y resolver sobre la aplicación del resultado. Toda otra Junta será considerada Extraordinaria.

Las Juntas Extraordinarias se reunirán cuando lo estime conveniente la Administración de la Sociedad a iniciativa propia o por petición de uno o varios accionistas que representen como mínimo un 5% del capital social, expresando en la solicitud los asuntos a tratar en la Junta.

En este supuesto, deberá convocarse la Junta para celebrarse dentro de los dos meses siguientes a la fecha en que se hubiere requerido notarialmente a la Administración para convocarla.

Artículo 14º.- Convocatoria de la Junta General.-

1                                        La Junta General, tanto Ordinaria como Extraordinaria, deberá ser convocada en la forma legalmente prevista, por lo menos un mes antes de la fecha fijada para su celebración, salvo aquellos supuestos para los que la Ley pudiera prever otros plazos, mediante anuncio publicado en, al menos, los siguientes medios:

a)             El Boletín Oficial del Registro Mercantil o uno de los diarios de mayor circulación en España.

b)             La página web de la Comisión Nacional del Mercado de Valores.

c)              La página web de la Sociedad.

Sin perjuicio de lo anterior, cuando la Sociedad ofrezca a los accionistas la posibilidad efectiva de votar por medios electrónicos accesibles a todos ellos, las Juntas Generales extraordinarias podrán ser convocadas con una antelación mínima de quince días. Esta reducción del plazo de convocatoria requerirá un acuerdo expreso adoptado en Junta General ordinaria por, al menos, dos tercios (2/3) del capital suscrito con derecho a voto, y cuya vigencia no podrá superar la fecha de celebración de la siguiente.

El anuncio publicado en la página web corporativa de la Sociedad se mantendrá accesible ininterrumpidamente al menos hasta la celebración de la Junta General de Accionistas

2                                        En el anuncio de convocatoria se expresarán, además de las menciones exigidas por el artículo 517 de la Ley de Sociedades de Capital, el nombre de la Sociedad, la fecha y la hora de la reunión, el orden del día, en el que figurarán los asuntos a tratar, y el cargo de la persona o personas que realicen la comunicación; podrá asimismo, hacerse constar la fecha en que, si procediere, se reunirá la Junta en segunda convocatoria.

3                                        Los accionistas que representen, al menos, el cinco por ciento (5%) del capital social podrán solicitar que se publique un complemento a la convocatoria de la Junta General Ordinaria de accionistas, incluyendo uno o más puntos en el orden del día de la convocatoria y presentar propuestas fundamentadas de acuerdo sobre asuntos ya incluidos o que deban incluirse en el orden del día, siempre que los nuevos puntos vayan acompañados de una justificación o, en su caso, de una propuesta de acuerdo justificada. El ejercicio de este derecho deberá hacerse mediante notificación fehaciente que habrá de recibirse en el domicilio social dentro de los cinco (5) días siguientes a la publicación de la convocatoria.

El complemento de la convocatoria deberá publicarse con quince (15) días de antelación como mínimo a la fecha establecida para la reunión de la Junta.

Artículo 15º.- Convocatoria y quórums de constitución de la Junta General de Accionistas.-  La Junta General de Accionistas, tanto Ordinaria como Extraordinaria, quedará válidamente constituida en primera convocatoria cuando los accionistas presentes o representados posean, al menos, el 25% del capital social suscrito con derecho a voto.  En segunda convocatoria, será válida la constitución cualquiera que sea el capital concurrente a la misma.

No obstante lo dispuesto en el párrafo anterior, la Junta se entenderá convocada y quedará válidamente constituida para tratar cualquier asunto, siempre que esté presente o representado todo el capita social suscrito con derecho a voto, y los asistentes acepten por unanimidad la celebración de la Junta.

Artículo 16º.- Legitimación y representación en la Junta General

1.                                     Tendrán derecho de asistencia a la Junta General todos los accionistas de la Sociedad siempre y cuando sus acciones consten inscritas a su nombre en el registro contable por lo menos con cinco (5) días de antelación a aquél en que deba celebrarse la Junta;

2.                                     Con independencia de lo anterior, cualquier accionista con derecho de asistencia conforme a lo establecido en este artículo podrá hacerse representar por medio de otra persona, aunque no sea accionista.

La representación deberá conferirse con carácter especial para cada Junta, y por escrito o por medios de comunicación a distancia, siempre que garantice debidamente la identidad del representado y del representante, así como el contenido de la representación atribuida.

En caso de que la representación se confiera a una persona jurídica, será preciso que ésta designe, a su vez, a una persona física que la represente, conforme a lo establecido en la Ley.

Artículo 17º.- Régimen de mayorías en la Junta General de Accionistas.-

Los acuerdos se adoptarán por mayoría absoluta del capital presente y/o representado (la mitad más uno de los votos), salvo en los casos en que la Ley o los Estatutos Sociales prevean una mayoría cualificada superior.

Artículo 17.bis.- Votación a distancia.-

1                                        Los accionistas con derecho de asistencia podrán emitir a distancia su voto en relación con las propuestas comprendidas en el orden del día, con arreglo a los siguientes medios de comunicación:

(a)                       Mediante correspondencia postal, por medio de la remisión de la tarjeta de asistencia, delegación y voto a distancia, debidamente firmada y con indicación del sentido del voto; o

(b)                       Mediante correspondencia electrónica u otros medios de comunicación a distancia, con arreglo a las indicaciones previstas en la página web de la Sociedad, siempre que se garantice debidamente la seguridad de las comunicaciones electrónicas y el documento electrónico en cuya virtud se ejercita el derecho de voto incorpore una firma electrónica reconocida, de conformidad con lo dispuesto en la Ley de Firma Electrónica, o que, sin reunir los requisitos de la firma electrónica reconocida, fuere aceptada como suficiente por el Consejo de Administración por reunir adecuadas garantías de autenticidad y de identificación del accionista que ejercita su derecho de voto.

El voto a distancia no será válido si no se recibe por la Sociedad con al menos cinco (5) días de antelación a la fecha prevista para la celebración de la Junta.

2                                        En el anuncio de convocatoria de la Junta General se describirán los plazos, formas y modos de ejercicio del derecho de voto a distancia.

3                                        Los accionistas que emitan su voto a distancia de conformidad con lo previsto en este artículo serán considerados como presentes a los efectos de la constitución de la Junta. En consecuencia, las delegaciones emitidas con anterioridad se entenderán revocadas y las conferidas con posterioridad se tendrán por no efectuadas.

4                                        No obstante lo anterior, el voto emitido a distancia quedará sin efecto por la asistencia personal del accionista a la Junta.

Artículo 18º.-  La Junta General de Accionistas se celebrará en cualquier municipio perteneciente a la provincia de Barcelona.  Las Juntas serán presididas por el Presidente del Consejo de Administración o por el consejero que válidamente lo sustituya, y en su defecto, por el asistente que al efecto designen los accionistas; y estará asistido por un Secretario, que será también el del propio Consejo.  En defecto de Secretario del Consejo, desempeñará tal función el Vicesecretario que válidamente le sustituya, y en su defecto, el accionista asistente a la Junta que a este efecto designen los accionistas.  El Presidente dirigirá las discusiones pudiendo resolver las cuestiones de procedimiento que surjan.  Antes de entrar en el Orden del Día se formará la Lista de Asistentes, expresando el concepto en que concurren y el número de acciones propias y ajenas que posean o representen.  Las deliberaciones y acuerdos de las Juntas se harán constar en Acta sentada en el correspondiente Libro, debiéndose aprobar las de cada sesión en la forma legalmente prevista.  Las certificaciones de tales actas serán extendidas por el Secretario del Consejo de Administración y llevarán el Visto Bueno del Presidente.

Artículo 19º.-  Los acuerdos válidamente adoptados por las Juntas Generales serán desde su aprobación ejecutivos de acuerdo con la Ley y obligatorios para todos los accionistas, incluso para los ausentes y disidentes, sin necesidad de que recaiga aprobación del Acta en una Junta posterior, y salvas las acciones de impugnación y separación, en su caso, que la Ley concede a los accionistas.

CAPÍTULO SEGUNDO: DE LA ADMINISTRACIÓN SOCIAL

Artículo 20º.- Composición y retribución del Consejo de Administración.-  La Administración y representación legal de la Sociedad estará a cargo de un Consejo de Administración, integrado por tres consejeros como mínimo y quince como máximo.

Los consejeros serán nombrados y separados libremente por la Junta General y ejercerán el cargo por un plazo de cinco años, sin perjuicio de su reelección indefinida por tales períodos. El cargo de consejero será retribuido.  A tales efectos, la Junta General establecerá cada año o con validez para los ejercicios que la propia Junta decida, una cuantía fija en concepto de retribución para el Consejo de Administración, el cual la distribuirá entre sus miembros, mediante acuerdo, en función de su dedicación a la actividad de la Sociedad.

Con independencia de lo anterior, los consejeros tendrán derecho a ser reintegrados de los gastos que soporten como consecuencia del ejercicio de su cargo.

Artículo 21º.- Reglamento del Consejo de Administración.- El Consejo de Administración aprobará un Reglamento que contendrá sus normas de funcionamiento y de régimen interior, así como las que regulen las distintas comisiones delegadas que pudieren constituirse en su seno. El Consejo de Administración informará sobre el contenido del Reglamento, así como de sus modificaciones, a la Junta General inmediatamente posterior al acuerdo de aprobación o modificación del Reglamento.

Artículo 21.bis.- Informe anual de gobierno corporativo.- El Consejo de Administración aprobará anualmente un informe de gobierno corporativo, cuyo contenido se ajustará a lo dispuesto en las disposiciones legales y reglamentarias vigentes.

Artículo 22º.- Convocatoria del Consejo de Administración, quórums y régimen de mayorías.- El Consejo de Administración será convocado por orden del Presidente o quien haga las veces, por cualquier medio que permita su recepción, con una antelación mínima de diez (10) días a la celebración de la reunión, salvo que por cuestiones de urgencia se justifique un plazo inferior. La notificación de reunión del Consejo expresará el lugar, fecha y hora, así como los asuntos a tratar.

Sin perjuicio de lo anterior, el Consejo de Administración se entenderá válidamente constituido sin necesidad de convocatoria si, presentes o representados todos los consejeros, aceptasen por unanimidad la celebración de la reunión y los puntos del orden del día a tratar en la misma.

Los administradores que constituyan al menos un tercio (1/3) de los miembros del Consejo de Administración podrán convocarlo, indicando el orden del día, para su celebración en la localidad donde radique el domicilio social, si, previa petición al Presidente, éste sin causa justificada no hubiere hecho la convocatoria en el plazo de un mes.

Para que el Consejo de Administración se encuentre válidamente constituido se requerirá la asistencia, presentes o representados, de la mitad más uno de sus componentes.

Los acuerdos se adoptarán por mayoría absoluta de los consejeros concurrentes a la reunión. En caso de empate en la votación, el voto del Presidente del Consejo será dirimente.

Artículo 22.bis.- Reuniones a distancia.- El Consejo de Administración, así como las distintas Comisiones que se constituyan en su seno de conformidad con lo dispuesto en los Estatutos Sociales, podrán celebrar reuniones por videoconferencia, conferencia telefónica o por cualquier otro medio de comunicación a distancia, siempre y cuando las comunicaciones se produzcan en tiempo real y, por tanto, en unidad de acto, y se garantice debidamente la identidad del sujeto que participa o vota y la seguridad de las comunicaciones electrónicas. Asimismo, cualesquiera actos de comunicación e información en el seno del Consejo de Administración o de sus Comisiones se realizará por cualquier medio de constancia escrita, siendo admisibles los medios electrónicos y demás técnicas de comunicación a distancia. Se considerarán válidas, en tal sentido, las direcciones de correo electrónico facilitadas por cada uno de los consejeros al Secretario del Consejo de Administración.

Artículo 23º.-  El Consejo de Administración ostentará todas las facultades legalmente delegables por la Junta General de Accionistas, según lo previsto en la Ley de Sociedades de Capital.

Artículo 24º.- Delegación de facultades.- El Consejo de Administración podrá delegar permanentemente todas o parte de sus facultades, en la medida en que fueran legal y estatutariamente delegables, en uno o varios consejeros delegados o en una comisión ejecutiva.

Artículo 24.bis.- Comisiones delegadas.- El Consejo de Administración constituirá necesariamente las siguientes comisiones, las cuales se regirán por lo dispuesto en los presentes Estatutos y en el Reglamento de funcionamiento interno del Consejo de Administración:

(a)                       Un Comité de Auditoría; y

(b)                       Una Comisión de Nombramiento y Retribuciones.

Artículo 24.ter.- Comité de Auditoría.-

1.                                     El Comité de Auditoría estará formado por un número de entre tres (3) y cinco (5) consejeros nombrados por el Consejo de Administración. El Comité de Auditoría estará en todo caso compuesto por un número mayoritario de consejeros externos, con adecuada presencia de consejeros independientes.

2.                                     El Consejo de Administración nombrará al Presidente del Comité de Auditoría, cargo que deberá recaer necesariamente sobre un consejero externo. El Presidente del Comité deberá ser sustituido cada cuatro (4) años, pudiendo ser reelegido una vez transcurrido un plazo de un (1) año desde su cese. El Consejo de Administración designará al Secretario del Comité de Auditoría, el cual podrá ser (a) uno de los miembros de dicho Comité de Auditoría (siendo, en tal caso, Secretario miembro del Comité de Auditoría), (b) cualquier otro miembro del Consejo de Administración de la Sociedad que no fuere miembro del Comité de Auditoría (siendo, en tal caso, Secretario no miembro del Comité de Auditoría), o (c) el Secretario o un Vicesecretario del Consejo de Administración de la Sociedad (siendo, en tal caso, Secretario no miembro del Comité de Auditoría). El Secretario levantará acta de los acuerdos adoptados en cada sesión del Comité, y dará cuenta al pleno del Consejo de Administración a través de su Presidente. El Comité de Auditoría quedará válidamente constituida cuando concurra a la reunión al menos la mitad más uno de sus miembros, presentes o representados y sus acuerdos se adoptarán por mayoría absoluta de los miembros asistentes. En caso de empate en la votación, el voto del Presidente del Comité será dirimente.

3.                                     Sin perjuicio de lo establecido en la Ley, en los presentes Estatutos, u otros cometidos que le asigne el Consejo, el Comité de Auditoria tendrá las siguientes responsabilidades básicas:

(a)                       Informar a la Junta General de accionistas sobre las cuestiones que se planteen en su seno en materia de su competencia;

(b)                       Proponer al Consejo de Administración para su sometimiento a la Junta General de accionistas el nombramiento de los auditores de cuentas externos, las condiciones de contratación, el alcance del mandato profesional y, en su caso, la revocación o no renovación;

(c)                        Supervisar los servicios de auditoria interna e informar sobre el proceso de selección, designación, renovación y remoción de su director;

(d)                       Conocer del proceso de información financiera y de los sistemas de control interno de la Sociedad; supervisar las Cuentas Anuales, así como los estados financieros periódicos que deban remitirse a los órganos reguladores o de supervisión de los mercados, con control de los criterios contables aplicados; informar al Consejo de Administración de cualquier cambio de criterio contable y de los riesgos del balance y de fuera del mismo;

(e)                        Recibir información de los auditores de cuentas sobre aquellas cuestiones que pudieran poner en riesgo la independencia de aquéllos y cualesquiera otras relacionadas con el desarrollo de la auditoría de cuentas, así como aquellas otras comunicaciones previstas en la legislación de auditoría de cuentas y en las normas técnicas de auditoría;

(f)                         Valorar las transacciones de la Sociedad con accionistas significativos, de conformidad con lo que disponga el Reglamento del Consejo de Administración;

(g)                        Examinar el cumplimiento del Reglamento Interno de Conducta en los Mercados de Valores, del presente Reglamento, de las normas de conducta establecidas en el “Código de Ética del Grupo Grifols” y, en general, de cualesquiera otras reglas de gobierno de la Sociedad, así como realizar las propuestas necesarias para su mejora;

4.                                     El Comité de Auditoría se reunirá con la periodicidad necesaria para el buen desarrollo de sus funciones.

5.                                     Estará obligado a asistir a las sesiones del Comité, y a prestarle su colaboración y acceso a la información de que disponga, cualquier miembro del equipo directivo o del personal de la Sociedad cuya presencia fuera requerida al Presidente, quien también podrá requerir la asistencia a sus sesiones de los Auditores de Cuentas.

6.                                     Para el mejor cumplimiento de sus funciones, el Comité de Auditoría podrá recabar el asesoramiento de profesionales externos.

T Í T U L O  V

DEL BALANCE, CUENTAS Y DISTRIBUCIÓN DE BENEFICIOS

Artículo 25º.- Cuentas anuales.-

1.                                     El Consejo de Administración deberá formular, en el plazo máximo de tres (3) meses contados a partir del cierre del ejercicio social, las cuentas anuales, así como el informe de gestión y la propuesta de aplicación del resultado, correspondiente a dicho ejercicio social, con los requisitos establecidos por la Ley.

2.                                     Las cuentas anuales y el informe de gestión deberán ser revisados por los auditores de cuentas y se someterán con antelación mínima de un mes a la fecha de la Junta

General Ordinaria, a examen de los accionistas, y a la consideración y aprobación, en su caso, de dicha Junta.

Artículo 26º.-  La Junta General Extraordinaria de Accionistas convocada a tal fin, podrá acordar y llevar a cabo operaciones de transformación, fusión, escisión y demás modificaciones estructurales de su competencia, observándose en todo momento cuanto dispone al respecto la Ley de Modificaciones Estructurales de las Sociedades Mercantiles y los presentes Estatutos.

Artículo 27º.-  La Sociedad podrá disolverse previo acuerdo de la Junta General de Accionistas y por cualquiera de las causas establecidas en el artículo 363 de la Ley de Sociedades de Capital.

Artículo 28º.-  Acordada que sea la disolución, la liquidación se llevará a cabo conforme a lo dispuesto en la Ley de Sociedades de Capital. A falta de nombramiento de liquidadores por la Junta General de Accionistas que acuerde la disolución de la Sociedad, quienes fueren administradores al tiempo de la disolución de la Sociedad quedarán convertidos en liquidadores.

Artículo 29º.-  Terminada la liquidación, el liquidador o comisión liquidadora prepararán el balance final, un informe completo sobre dicha liquidación y un proyecto de división entre los accionistas del activo resultante.

DISPOSICIONES GENERALES

Artículo 30º.-  1.  Los accionistas quedan sometidos al fuero del domicilio social.

2.  Todas las cuestiones societarias litigiosas que se planteen entre la Sociedad y sus administradores o accionistas, entre aquéllos y éstos, o estos últimos entre sí, se someterán al arbitraje institucional del Tribunal Arbitral de Barcelona, de la Asociación Catalana para el Arbitraje, encargándole la designación de un (1) árbitro y administración del arbitraje de acuerdo con su Reglamento. Se exceptúan de esta sumisión aquellas cuestiones que no sean de libre disposición.

3.  No podrán ocupar cargos en la Sociedad, ni ejercerlos las personas declaradas incompatibles por cualquier precepto, en especial por la Ley 5/2006, de 10 de abril.

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